As filed with the Securities and Exchange Commission on May 7, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION*

(Exact name of Registrant as specified in its charter)

Delaware	11-1893410
(State or other jurisdiction	(I.R.S. Employer Identification Number)
of incorporation or organization)

712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary
Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin Nussbaum
Richard Goldberg
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

*	Includes certain subsidiaries of Griffon Corporation identified on the following pages.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, par value $0.25 per share
Preferred Stock, par value $0.25 per share
Depositary shares
Warrants
Rights
Debt securities
Units
Guarantees of debt securities(3)

(1)	This registration statement registers an indeterminate number of securities of each class that may be offered from time to time by Griffon Corporation in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $58,100 in registration fees, which the Registrant previously paid in connection with the filing of its Registration Statement on Form S-3 (File No. 333-203776), filed with the SEC on May 1, 2015, to register securities at a proposed maximum offering price of $500,000,000, none of which were sold thereunder. In addition, an indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of any remaining registration fee, which will be paid from time to time in connection with one or more offerings to be made hereunder.

(3)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) under the Securities Act.

The Registrant is filing this registration statement to replace its registration statement on Form S-3 (File No. 333-203776), filed with the SEC on May 1, 2015. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION	IRS EMPLOYEE IDENTIFICATION NUMBER
The Ames Companies, Inc.	Delaware	22-2335400
ATT Southern, Inc.	Delaware	45-3367997
Clopay Ames True Temper Holding Corp.	Delaware	74-3261127
Clopay Building Products Company, Inc.	Delaware	11-2808682
Telephonics Corporation	Delaware	52-0897556
ClosetMaid LLC	Delaware	59-1148072

The address for service of each of the additional registrants is c/o Griffon Corporation, 712 Fifth Avenue, 18th Floor, New York, New York 10019, telephone (212) 957-5000.

GRIFFON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Debt Securities
Units

Guarantees of Debt Securities

We may from time to time offer to sell any combination of common stock; preferred stock; depositary shares; warrants to purchase common stock, preferred stock, depositary shares, debt securities or units; rights to purchase common stock, preferred stock, depositary shares, debt securities or units; debt securities; and units consisting of any of the foregoing, each as described in this prospectus, in one or more offerings. We or one or more of our 100% owned subsidiaries may unconditionally guarantee any series of debt securities offered by this prospectus, if and to the extent identified in the related prospectus supplement, in amounts, at prices and on terms determined at the time of the offering.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will, to the extent required, provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities to or through underwriters or dealers, directly to a limited number of purchasers or a single purchaser, through agents or through a combination of any of these methods of sale, as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 26 in this prospectus.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GFF.” On May 4, 2018, the closing price of our common stock was $21.55.

Our principal executive offices are located at 712 Fifth Avenue, 18th Floor, New York, New York 10019, and our telephone number is (212) 957-5000.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process. Under this shelf registration process, we may offer, from time to time, to sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. We have not provided, and have not authorized anyone else to provide, you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the filing date of any document incorporated by reference, regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

As used in this prospectus, “Griffon,” “we,” “our” and “us” refer to Griffon Corporation and its subsidiaries, unless stated otherwise or the context requires otherwise.

i

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon operates and the United States and global economies. Statements in this prospectus and any prospectus supplement that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others:

•	current economic conditions and uncertainties in the housing, credit and capital markets;

•	Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives;

•	the ability to identify and successfully consummate and integrate value-adding acquisition opportunities;

•	increasing competition and pricing pressures in the markets served by Griffon’s operating companies;

•	the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations;

•	reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts or other government actions;

•	the ability of the federal government to fund and conduct its operations;

•	increases in the cost of raw materials such as resin, wood and steel;

•	changes in customer demand or loss of a material customer at one of Griffon’s operating companies;

•	the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses;

•	political events that could impact the worldwide economy;

•	a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands;

•	the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies;

•	short-term capacity constraints or prolonged excess capacity;

•	unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Griffon’s Telephonics Corporation;

•	Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights;

•	the cyclical nature of the businesses of certain of Griffon’s operating companies; and
1

•	possible terrorist threats and actions and their impact on the global economy.

Additional important factors that could cause the statements made in this prospectus and any applicable prospectus supplement or actual results of operations or financial condition of Griffon to differ are discussed under the caption “Item 1A. Risk Factors” and “Special Notes Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended September 30, 2017 or in our subsequent filings with the SEC incorporated by reference herein.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we may authorize to be delivered to you and under similar headings in the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus we may authorize to be delivered to you. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

3

GRIFFON CORPORATION

Griffon Corporation is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Headquartered in New York, N.Y., the Company was founded in 1959 and is incorporated in Delaware. Griffon is listed on the NYSE and trades under the symbol “GFF.”

On May 3, 2018, Clopay Building Products Company, Inc., or CBP, entered into a definitive agreement to acquire CornellCookson, Inc., or CornellCookson, a leading US manufacturer and marketer of rolling steel door and grille products designed for commercial, industrial, institutional and retail use, for $180 million. After taking into account tax benefits resulting from the transaction, the effective purchase price is approximately $170 million. CornellCookson is expected to generate approximately $200 million in revenue and $0.15 in earnings per share in the first twelve months after the acquisition. The transaction is subject to regulatory approval and customary closing conditions and is expected to close in June 2018.

On November 16, 2017, Griffon announced it entered into a definitive agreement to sell Clopay Plastic Products Company, Inc., or PPC, and on February 6, 2018, completed the sale to Berry Global Group, Inc. (NYSE:BERY), or Berry, for $475 million in cash, subject to certain post-closing adjustments. As a result, Griffon classified the results of operations of the PPC business as discontinued operations in the Consolidated Statements of Operations for all periods presented and classified the related assets and liabilities associated with the discontinued operations as held for sale in the consolidated balance sheets incorporated herein by reference. All such results and information presented exclude PPC unless otherwise noted. PPC is a global leader in the development and production of embossed, laminated and printed specialty plastic films for hygienic, health-care and industrial products and sells to some of the world’s largest consumer products companies. Griffon acquired PPC in 1986 as part of the acquisition of Clopay Corporation.

On October 2, 2017, Griffon acquired ClosetMaid LLC, or ClosetMaid. ClosetMaid, founded in 1965, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers in North America. ClosetMaid’s accounts, affected for preliminary adjustments to reflect fair market values assigned to assets purchased and liabilities assumed, and results of operations are included in the Company’s consolidated financial statements which are incorporated herein by reference from the date of acquisition of October 2, 2017.

Griffon currently conducts its operations through two reportable segments, Home & Building Products, or HBP, and Telephonics Corporation, or Telephonics:

•	HBP consists of three companies, The AMES Companies, Inc., or AMES, CBP, and ClosetMaid:

o	AMES, founded in 1774, is the leading United States, or U.S., manufacturer and a global provider of long-handled tools and landscaping products for homeowners and professionals.

o	CBP, since 1964, is a leading manufacturer and marketer of residential and commercial garage doors and sells to professional dealers and some of the largest home center retail chains in North America.

o	ClosetMaid, founded in 1965, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers.

•	Telephonics, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers.
4

We are focused on acquiring, owning and operating businesses in a variety of industries. We are long-term investors that have substantial experience in a variety of industries. Our intent is to continue the growth of our existing segments and diversify further through investments and acquisitions.

Home & Building Products

The AMES Companies, Inc.

AMES, founded in 1774, is the leading U.S. manufacturer and a global provider of long-handled tools and landscaping products that make work easier for homeowners and professionals. AMES manufactures and markets a broad portfolio of long-handled tools and landscaping products. This portfolio is anchored by four core product categories: long handle tools, wheelbarrows, snow tools, and decorative plastic and ceramic pots and planters. As a result of brand portfolio recognition, high product quality, industry leading service and strong customer relationships, AMES has earned market-leading positions in its four core product categories.

AMES sells products throughout North America, Australia, New Zealand and Europe through (1) retail centers, including home centers and mass merchandisers, such as The Home Depot, Inc., or Home Depot, Lowe’s Companies Inc., or Lowe’s, Wal-Mart Stores Inc., or Walmart, Canadian Tire Corporation, Limited, Costco Wholesale Corporation, Rona Inc., Bunnings Warehouse and Woodies; (2) wholesale chains, including hardware stores and garden centers, such as Ace, Do-It-Best and True Value Company; and (3) industrial distributors, such as W.W. Grainger, Inc. and ORS Nasco.

Clopay Building Products

Since 1964, CBP has grown, organically and through tuck-in acquisitions, to become the leading manufacturer and marketer of residential and commercial garage doors, and among the largest manufacturers of commercial sectional doors, in the U.S. In addition, CBP manufactures a complete line of entry door systems uniquely designed to complement its popular residential garage door styles. The majority of CBP’s sales come from home remodeling and renovation projects, with the balance from new residential housing construction and commercial building markets. Sales into the home remodeling market are driven by the aging of the housing stock, existing home sales activity, and the trends of improving both home appearance and energy efficiency.

CBP’s market-leading brands include Clopay®, America’s Favorite Garage Doors®, Holmes Garage Door Company® and IDEAL Door®. In past years, Clopay has been the only residential garage door brand to hold the Good Housekeeping Seal of Approval. CBP distributes its products through a wide range of distribution channels, including a national network of 51 distribution centers. Additionally, products are sold to approximately 2,000 independent professional installing dealers and to major home center retail chains. CBP maintains strong relationships with its installing dealers and believes it is the largest supplier of residential garage doors to the retail and professional installing channels in North America.

ClosetMaid LLC

ClosetMaid, founded in 1865 and acquired by Griffon on October 2, 2017, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers in North America. ClosetMaid designs, manufactures and sells a comprehensive portfolio of wire and laminate shelving, containers, storage cabinets and other closet and home organization accessories under the highly recognized ClosetMaid brand name and other private label brands.

ClosetMaid offers a diversified and well-balanced mix of wood and wire storage and organizational solutions. ClosetMaid’s wood solutions include closet systems, cube storage, storage furniture and cabinets targeted at customers looking for functional storage with a strong aesthetic appeal and the look of quality furniture. Selected wood product brands include MasterSuite, Suite Symphony, Impressions, ExpressShelf, and SpaceCreations. ClosetMaid’s wire solutions include wire shelving and hardware, wire accessories and kitchen storage products that provide affordable, customizable, versatile and durable solutions for single and multi-family homes. Selected wire product brands include Maximum Load, SuperSlide and ShelfTrack.

5

ClosetMaid’s large customer base is diversified among various industries. Key retail customers of ClosetMaid include Home Depot, Target, Lowes and Walmart and building customers include D.R. Horton, KB Home, Lennar and NVR. Inc.

Telephonics Corporation

Telephonics, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions that are deployed across a wide range of land, sea and air applications. Telephonics designs, develops, manufactures and provides logistical support and lifecycle sustainment services to defense, aerospace and commercial customers worldwide.

Telephonics is organized into four primary business lines: Radar Systems, Communications and Surveillance, Systems Engineering and Commercial Products. Radar Systems specializes in maritime surveillance, search and rescue, and weather surveillance solutions. Communications and Surveillance Systems provides intercommunication systems with wireless extensions that distribute voice and data on a variety of platforms, Identification Friend or Foe (IFF) interrogators, border surveillance systems and Air Traffic Management (ATM) products. Telephonics’ Systems Engineering Group (SEG) provides highly technical threat and radar systems engineering as well as analytic support to a wide range of customers, including the United States Missile Defense Agency and Ballistic Missile Defense Program. Commercial Products specializes in wireless intercommunications systems, ATM automation products and commercial audio products. Telephonics Large Scale Integration, a part of Commercial Products, is a full-service designer and provider of high-voltage, high-temperature, low-power, mixed-signal System-on-Chip (SoC) and custom Application Specific Integrated Circuits (ASICs).

Based on long-established relationships supported by existing contractual arrangements, Telephonics is a first-tier supplier to prime contractors in the defense industry such as Lockheed Martin Corporation, The Boeing Company, Northrop Grumman Corporation, MacDonald Dettwiler and Associates Ltd., Airbus Military, Airbus Helicopters, Leonardo (Agusta Westland) Helicopters, and SAAB, and is at times a prime contractor to the U.S. Department of Defense.

6

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and the six months ended March 31, 2018. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we have had no preferred stock outstanding during these time periods.

	Year ended September 30,					Six months ended March 31,
	2013	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	1.2x	0.6x	1.3x	1.5x	1.3x	1x
Amount by which earnings are inadequate to cover fixed charges	—	$ 21,900	—	—	—	—

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges plus capitalized interest amortization less capitalized interest, and (b) fixed charges represents interest expense plus capitalized interest plus the portion of rent expense deemed to be the equivalent of interest.

On February 6, 2018, we completed the sale of PPC to Berry. For the purpose of calculating the ratio of earnings to fixed charges, all previous periods have been recast to reflect PPC as a discontinued operation.

7

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to fund our growth. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

8

DESCRIPTION OF COMMON STOCK

We have authority to issue 85,000,000 shares of common stock, par value $0.25 per share. As of April 30, 2018, we had approximately 45,756,488 shares of common stock issued and outstanding and 4,346,686 shares of common stock reserved for issuance in connection with stock compensation plans. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of shares of our common stock have no preemptive rights. Although we currently have no preferred stock outstanding, our certificate of incorporation permits us to issue preferred stock with the approval of our board of directors, with such rights, terms and preferences as may be approved by our board. See “Description of Preferred Stock” below. Subject to the applicable laws and the rights of the holders of shares of preferred stock that may be outstanding at any time, holders of shares of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of shares of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of any preferred stock that may be outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Anti-Takeover Considerations

Our restated certificate of incorporation and amended and restated by-laws contain a number of provisions that may have the effect of making it more difficult for a third party to acquire us, or that may discourage a third party from acquiring us.

Classified Board of Directors

Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors shall consist of between twelve and fourteen directors, divided into three classes as nearly equal in size as possible, with staggered three year terms, and provide that:

•	directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote; and

•	any vacancy on our board of directors may only be filled by vote of a majority of the directors then in office.

Stockholder Action, Special Meeting of Stockholders

Our restated certificate of incorporation eliminates the ability of our stockholders to act by written consent. Our restated certificate of incorporation and amended and restated by-laws further provide that special meetings of our stockholders may be called only at the written request of stockholders owning at least 66 2/3% of the entire voting power of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at

9

our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Business Combinations and Limitations in our Certificate of Incorporation

Our restated certificate of incorporation provides that in the event that it is proposed that we enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control, directly or indirectly, 5% or more of the outstanding voting power of our capital stock, or that we sell substantially all of our assets or business to such other corporation, the affirmative vote of the holders of 50% or more of the total voting power of all outstanding shares of our capital stock shall be required for the approval of any such proposal. However, such requirements shall not apply to any such merger, consolidation or sale of assets or business that was approved by resolutions of our board of directors prior to the acquisition of the ownership or control of 5% of our outstanding shares of capital stock by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between us and another corporation, 50% or more of the total voting power of which is owned by us. An “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Amendments; Supermajority Vote Requirements

Our restated certificate of incorporation requires the affirmative vote of 66 2/3% of our voting stock to amend certain provisions of our certificate of incorporation, including those provisions relating to the amendment of the business combination provisions, classified board of directors, action by written consent and the ability of stockholders to call special meetings.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law prohibits certain “business combination” transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of those shares of the voting stock of the corporation that are not held by the directors, officers or certain employee stock plans; or

•	on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholder’s meeting by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

Although a corporation may elect not to be governed by Section 203, we have made no such election.

10

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 3,000,000 shares of preferred stock, par value $0.25 per share. As of May 4, 2018, we had no shares of preferred stock outstanding.

General

Under our restated certificate of incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and non-assessable.

For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:

•	the purchase price, designation and number of shares of such series;

•	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any listing of the preferred stock on any securities exchange;

•	any provisions relating to convertibility or exchangeability of shares of such series and the computation of the conversion or exchange price;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of holders of shares of such series;

•	preemptive rights, if any, of holders of shares of such series;

•	any provisions relating to the repurchase or redemption of shares of such series, if applicable, and any restrictions on our ability to exercise these redemption or repurchase rights;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	the procedures for any auction and remarketing, if any, for shares of such series;

•	the provisions for a sinking fund, if any, for shares of such series;

•	whether shares of such series will be represented by depositary shares;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities while shares of such series are outstanding;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
11

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our restated certificate of incorporation if the amendment would change the par value, or, unless the restated certificate of incorporation then in effect provides otherwise, the number of authorized shares of such class or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, our board of directors may authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or which holders might believe to be in their best interest.

Ranking

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

12

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary shares we offer will be described in the prospectus supplement relating to such depositary shares.

General

We may, at our option, elect to offer fractional shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to an offering of common stock or a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares may be issued.

The shares of any common stock or class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having such criteria as we deem necessary or appropriate. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock, as applicable, represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related common stock or class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

13

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General Terms

We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

•	in the case of warrants to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one warrant;

•	the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;
14

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such common stock, preferred stock, depositary shares, debt securities or units at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Governing Law

The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

15

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, depositary shares, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one right;

•	the date on which the right to exercise the rights would commence and the date on which the rights shall expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights which may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;
16

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase such principal amount of securities or shares of stock at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders or persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of rights to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Governing Law

The rights and subscription certificates will be governed by, and construed in accordance with, the laws of the State of Delaware.

17

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

General

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the price at which the debt securities will be issued;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•	whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;
18

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	any provisions for remarketing the debt securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Guarantees

The payment obligations of Griffon under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by certain of our existing and future subsidiaries that are listed as guarantors in the applicable supplement to this prospectus, subject to restrictions in credit agreements and other agreements to which they may be a party at the time of issuance.

The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to all other contingent and fixed liabilities of the guarantor, and any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of the guarantor under its guarantee. We will more fully describe the existence and terms of any guarantee of any debt securities in the prospectus supplement relating to those debt securities.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement. Each trustee may resign or be removed with respect to one or more series of indenture securities provided

19

that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Governing Law

The indenture, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York.

20

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, warrants, rights and/or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit may be issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, the relevant provisions of any agreement governing the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Rights” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, depositary shares, warrants, rights and debt securities included in each unit, respectively.

Governing Law

The units and any unit agreement will be governed by, and construed in accordance with, the laws of the State of New York.

21

BOOK-ENTRY ISSUANCE

Our common stock is cleared and settled though the Depositary Trust Company, or DTC, a securities depositary. Most series of debt securities and preferred stock will also be book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, debt securities offered under this prospectus will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time

22

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee, warrant agent, depositary or unit agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the applicable trustee, warrant agent, depositary or unit agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, warrant agent, depositary or unit agent. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to the applicable trustee, warrant agent, depositary or unit agent. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Griffon, any registrar and transfer agent, trustee, any warrant agent, depositary or unit agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or

23

Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Griffon does not have control over those systems or their participants and assumes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any agent of ours has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

24

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) to or through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The securities may be sold “at-the-market” to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise. The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for soliciting these contracts.

Agents, underwriters or dealers may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters or dealers may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

25

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Dechert LLP, New York, New York. Martin Nussbaum, a partner of Dechert LLP, owns 30,000 shares of our common stock and $225,000 principal amount of our 5.25% Senior Notes due 2022.

EXPERTS

The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of ClosetMaid Corporation as of September 30, 2016 and 2017, and for each of the years in the three-year period ended September 30, 2017, included in Exhibit 99.1 of Griffon’s current report on Form 8-K/A filed on December 15, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.

This prospectus incorporates by reference:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 20, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017 and March 31, 2018 filed with the SEC on February 1, 2018 and May 4, 2018, respectively;

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on October 2, 2017; November 21, 2017; December 15, 2017; January 24, 2018; February 12, 2018; and May 3, 2018; and

•	The information in the Definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on December 18, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated under this prospectus and any prospectus supplement; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

26

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Griffon Corporation
Attention: Corporate Secretary

712 Fifth Avenue
New York, New York 10019
(212) 957-5000

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

27

WHERE YOU CAN FIND MORE INFORMATION

Griffon is subject to the information requirements of the Exchange Act, and it files unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information Griffon files at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, Griffon posts its filed documents on its website at http://www.griffon.com. Except for the documents incorporated by reference into this prospectus, the information on Griffon’s website is not part of this prospectus. You can also inspect reports, proxy statements and other information about Griffon at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

28

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

Amount to be Paid
Securities and Exchange Commission registration fee	$(1)
Listing fees	(2)
Blue sky qualification fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees	(2)
Trust fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

(2)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Our amended and restated bylaws provide that our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, we are permitted to offer indemnification to our directors, officers, employees and agents.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation

II-1

and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

II-2

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article V, Section 4 of our amended and restated by-laws provides:

“The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

The foregoing provisions of this By-law shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this By-law, and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.”

We have also entered into indemnification agreements with each of our directors and corporate officers. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement, including the advancement of expenses, if, by reason of his or her corporate status, such director or corporate officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of us, to the fullest extent permitted under applicable law.

II-3

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of Griffon Corporation (Exhibit 3.1 of Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 1-06620) and Exhibit 3.1 of Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (Commission File No. 1-06620)).

3.2	Amended and Restated By-laws of Griffon Corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q of Griffon Corporation for the quarter ended March 31, 2013 (Commission File No. 1-06620)).

3.3	Certificate of Incorporation of Clopay Building Products Company, Inc. (Incorporated by reference to Exhibit 3.3 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.4	By-Laws of Clopay Building Products Company, Inc., as amended (Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.5	Restated Certificate of Incorporation of Telephonics Corporation (Incorporated by reference to Exhibit 3.7 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.6	By-Laws of Telephonics Corporation (Incorporated by reference to Exhibit 3.8 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.7	Certificate of Incorporation of The Ames Companies, Inc., as amended (Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.8	Amended and Restated By-Laws of The Ames Companies, Inc. (Incorporated by reference to Exhibit 3.10 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.9	Certificate of Incorporation of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.11 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.10	By-Laws of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.12 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012.

3.11	Certificate of Incorporation of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.13 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.12	Bylaws of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.14 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.13	Certificate of Formation of ClosetMaid LLC, as amended (Incorporated by reference to Exhibit 3.15 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-222156), filed December 19, 2017).

3.14	Operating Agreement of ClosetMaid LLC, dated September 12, 2017, as amended (Incorporated by reference to Exhibit 3.15 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-222156), filed December 19, 2017).
II-4

4.1	Specimen Certificate for Shares of Common Stock (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of Griffon Corporation (Registration No. 333-109171), filed September 26, 2003).

4.2	Specimen Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).

4.3	Form of Certificate of Designation for Preferred Stock*

4.4	Form of Deposit Agreement*

4.5	Form of Depositary Receipt*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

4.8	Form of Rights Agreement*

4.9	Form of Rights Certificate*

4.10	Form of Indenture*

4.11	Form of Debt Security*

4.12	Form of Unit Agreement*

4.13	Form of Unit Certificate*

4.14	Form of Subsidiary Guarantee*

5.1	Opinion of Dechert LLP+

12.1	Computation of Ratio of Earnings to Fixed Charges+

23.1	Consent of Grant Thornton LLP, independent auditors of the Registrant+

23.2	Consent of KPMG LLP, independent auditors of ClosetMaid Corporation+

23.2	Consent of Dechert LLP (included in Exhibit 5.1)+

24.1	Power of Attorney (included on the signature pages hereto)+

25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed as an exhibit to a Current Report on Form 8-K of the Registrant in connection with a specific offering.

+	Filed herewith.
II-5

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
II-6

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

GRIFFON CORPORATION

By:	/s/ Ronald J. Kramer
	Name:	Ronald J. Kramer
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ Ronald J. Kramer		May 7, 2018
Ronald J. Kramer
President, Chief Operating Officer and Director
/s/ Robert F. Mehmel		May 7, 2018
Robert F. Mehmel
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Brian G. Harris		May 7, 2018
Brian G. Harris
Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ W. Christopher Durborow		May 7, 2018
W. Christopher Durborow

/s/ Henry A. Alpert	Director	May 7, 2018
Henry A. Alpert

/s/ Thomas J. Brosig	Director	May 7, 2018
Thomas J. Brosig
II-8

/s/ Blaine V. Fogg	Director	May 7, 2018
Blaine V. Fogg

/s/ Louis J. Grabowsky	Director	May 7, 2018
Louis J. Grabowsky

/s/ Bradley J. Gross	Director	May 7, 2018
Bradley J. Gross

/s/ Robert G. Harrison	Director	May 7, 2018
Robert G. Harrison

/s/ Donald J. Kutyna	Director	May 7 2018
Donald J. Kutyna

/s/ Victor Eugene Renuart	Director	May 7, 2018
Victor Eugene Renuart

/s/ Kevin F. Sullivan	Director	May 7, 2018
Kevin F. Sullivan

/s/ Chery L. Turnbull	Director	May 7, 2018
Cheryl L. Turnbull

/s/ William H. Waldorf	Director	May 7, 2018
William H. Waldorf
II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

THE AMES COMPANIES, INC.

By:	/s/ Michael A. Sarrica
	Name:	Michael A. Sarrica
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Sarrica	President	May 7, 2018
Michael A. Sarrica	(Principal Executive Officer)

/s/ Armando Casanova	Vice President and Chief Financial Officer	May 7, 2018
Armando Casanova	(Principal Financial and Accounting Officer)

/s/ Ronald J. Kramer	Director	May 7, 2018
Ronald J. Kramer
II-10

/s/ Robert F. Mehmel	Director	May 7, 2018
Robert F. Mehmel

/s/ Brian G. Harris	Director	May 7, 2018
Brian G. Harris
II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

ATT SOUTHERN, INC.

By:	/s/ Michael A. Sarrica
	Name:	Michael A. Sarrica
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Sarrica	Chief Executive Officer	May 7, 2018
Michael A. Sarrica	(Principal Executive Officer)

/s/ Armando Casanova	Vice President, Chief Financial Officer	May 7, 2018
Armando Casanova	(Principal Financial and Accounting Officer)

/s/ Robert F. Mehmel	Director	May 7, 2018
Robert F. Mehmel

/s/ Brian G. Harris	Director	May 7, 2018
Brian G. Harris
II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

CLOPAY AMES TRUE TEMPER HOLDING CORP.

By:	/s/ Robert F. Mehmel
	Name:	Robert F. Mehmel
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Robert F. Mehmel	President and Director	May 7, 2018
Robert F. Mehmel	(Principal Executive Officer)

/s/ Brian G. Harris	Executive Vice President and Director	May 7, 2018
Brian G. Harris	(Principal Financial and Accounting Officer)

/s/ Ronald J. Kramer	Director	May 7, 2018
Ronald J. Kramer
II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:	/s/ Steven M. Lynch
	Name:	Steven M. Lynch
	Title:	President, Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Lynch	President, Chief Operating Officer and Director	May 7, 2018
Steven M. Lynch	(Principal Executive Officer)

/s/ Joel Eberlein	Vice President, Finance	May 7, 2018
Joel Eberlein	(Principal Financial and Accounting Officer)

/s/ Robert F. Mehmel	Director	May 7, 2018
Robert F. Mehmel

/s/ Brian G. Harris	Director	May 7, 2018
Brian G. Harris
II-14

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

TELEPHONICS CORPORATION

By:	/s/ Kevin McSweeney
	Name:	Kevin McSweeney
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin McSweeney	President and Director	May 7, 2018
Kevin McSweeney	(Principal Executive Officer)

/s/ John Grillo	Vice President, Accounting and Finance	May 7, 2018
John Grillo	(Principal Financial and Accounting Officer)

/s/ Ronald J. Kramer	Director	May 7, 2018
Ronald J. Kramer
II-15

/s/ Robert F. Mehmel	Director	May 7, 2018
Robert F. Mehmel

/s/ Brian G. Harris	Director	May 7, 2018
Brian G. Harris
II-16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2018.

CLOSETMAID LLC

By:	/s/ Michael A. Sarrica
	Name:	Michael A. Sarrica
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Sarrica	President	May 7, 2018
Michael A. Sarrica	(Principal Executive Officer)
Vice President, Finance (Principal Financial and Accounting Officer)
/s/ Debra M. Charles		May 7, 2018
Debra M. Charles
II-17